SCHEDULE 14A
                                 (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

      Filed by the registrant |X|
      Filed by a party other than the Registrant
      Check the appropriate box:
          Preliminary proxy statement    Confidential, for Use of the Commission
      |X| Definitive proxy statement     Only (as permitted by Rule 14a-6(e)(2))
          Definitive additional materials
      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             SILICONIX INCORPORATED
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X| No fee required. Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

          Fee paid previously with preliminary materials.

          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid: $0

     (2)  Form,   Schedule  or  Registration   Statement  no.:   Schedule  14A--
          Definitive Proxy Statement

     (3)  Filing party: Registrant

     (4)  Date filed: _______, 2001

                                [Siliconix logo]





                              2201 Laurelwood Road
                          Santa Clara, California 95054

August 13, 2001



Dear Stockholder:

We are pleased to invite you to attend the 2001 Annual Meeting of Stockholders of Siliconix incorporated, which will be held in the main auditorium at the Company's corporate headquarters, 2201 Laurelwood Road, Santa Clara, California, on Wednesday, September 12, 2001, at 2:00 p.m. California time.

The Annual Report for the year 2000 is enclosed. At the stockholders' meeting, we will discuss in more detail the subjects covered in the Annual Report as well as other matters of interest to stockholders.

The enclosed Proxy Statement explains the items of business to come formally before the meeting. As a stockholder, it is in your best interest to express your views regarding these matters by signing and returning your proxy. This will ensure the voting of your shares if you do not attend the meeting.

Whether or not you plan to attend the meeting, please sign the proxy card and return it promptly in the enclosed envelope. It requires no stamp if mailed in the United States. You may revoke any proxy you give at any time before it is exercised at the meeting.

Sincerely yours,



KING OWYANG
President and Chief
Executive Officer

                             SILICONIX INCORPORATED

                              2201 Laurelwood Road

                          Santa Clara, California 95054



        Notice of Annual Meeting of Stockholders-- September 12, 2001

TO THE STOCKHOLDERS OF SILICONIX INCORPORATED:

Notice is hereby given that the Annual Meeting of Stockholders of Siliconix incorporated will be held in the main auditorium at the Company's corporate headquarters, 2201 Laurelwood Road, Santa Clara, California, on Wednesday, September 12, 2001 at 2:00 p.m. California time, for the following purposes:

      1.    To elect eight directors for the ensuing year;

      2. To ratify the appointment of Ernst & Young LLP as the Company's accountant for the fiscal year ending December 31, 2001; and

      3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors intends to nominate as directors those individuals listed in the attached Proxy Statement under the heading "Nominees." August 6, 2001 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof.

BY ORDER OF THE BOARD OF DIRECTORS


DAVID M. ACHTERKIRCHEN
Secretary

Santa Clara, California
August 13, 2001

Please date, sign and return the enclosed proxy in the enclosed envelope. If you plan to attend in person, please indicate this by checking the space provided on the proxy.

                                 PROXY STATEMENT

                                ----------------

                        ANNUAL MEETING OF STOCKHOLDERS OF

                             SILICONIX INCORPORATED

                               September 12, 2001

                                  ------------

                         SOLICITATION AND VOTING RIGHTS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of your proxy for use at the Annual Meeting of Stockholders on Wednesday, September 12, 2001, at 2:00 p.m., and at all adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders. This Proxy Statement is first being distributed to stockholders on approximately August 13, 2001. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

The Company, a corporation existing and organized under the laws of the State of Delaware, has one class of equity securities issued and outstanding, consisting of 29,879,040 shares of common stock, $0.01 par value (the "Common Stock"). All of the shares of Common Stock are voting shares, but only those stockholders of record as of the record date, August 6, 2001, will be entitled to notice of and to vote at the meeting and at any and all postponements or adjournments of the meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the purpose of transacting business at the meeting.

Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder of record on each matter which may come before the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In matters other than the election of directors, abstentions are counted as votes against in determining whether a proposal has been approved, votes withheld have no legal effect and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by giving written notice to the Secretary of the Company and the issuance of a subsequent proxy will revoke any prior proxy even though written notice of revocation is not given.

The "Company" and "Siliconix" refer to Siliconix incorporated, a Delaware corporation.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

At the Annual Meeting of Stockholders to be held on Wednesday, September 12, 2001, the Company will present a slate of eight nominees for election to the Board of Directors. Except as hereinafter stated, management will vote the shares represented by the enclosed proxy for the eight nominees to the Board of Directors named below, unless indication to the contrary is marked thereon. In the event of the death, disqualification, or refusal or inability of any of such nominees to serve, it is the intention of the persons named in the enclosed proxy to vote for the election of such other person or persons as the persons named in the enclosed proxy determine in their discretion. The Board of Directors has no reason to believe that such nominees will be unable or will decline to serve if elected. The election of each nominee requires a plurality of votes cast.

Nominees

The following sets forth the name, age and principal occupation of each nominee, his or her position with the Company and business experience during the past five years, and the year each was first elected a director of the Company.

King Owyang                  55   President and Chief Executive Officer of the
                                  Company (since 1998); Executive Vice
                                  President, Technology and Silicon Operations
                                  (1992-1998); director of Siliconix since 1998.

Everett Arndt                50   Operations Administrative President, North
                                  America of Vishay Intertechnology, Inc.
                                  ("Vishay"), the indirect holder of 80.4% of the Company's outstanding Common Stock (since
                                  1998); Vice President, Controller North
                                  America of Vishay (1995-1998); director of Siliconix since 1998.

Christine P. Heiss           34   Vice President, Technology Practice,
                                  PriceWaterhouseCoopers  Securities, LLC
                                  (August 1994 to June 1995, 1996-1999, April
                                  2000-present); Vice President, Investment
                                  Banking, Amherst Capital Partners, LLC (June
                                  1999 to April 2000), Senior Consultant,
                                  Corporate Transactions Practice, KPMG Peat
                                  Marwick, LLP (July 1995 to August 1996);
                                  nominee for director of Siliconix.

Lori Lipcaman                43   Operations Senior Vice President and
                                  Controller of Vishay (since 1998); Vice
                                  President and Controller of Vishay Europe
                                  GmbH (1996-1998); Director of European
                                  Accounting of Vishay (1991-1996); Director of
                                  Finance and Accounting of Sprague France (a subsidiary of Vishay since 1992) (1993-1996);
                                  director of Siliconix since 1998.

Michael Rosenberg            72   Retired; Independent consultant to Vishay
                                  (1992-2001); served as President and CEO of Diodes, Inc., Westlake Village, California, a manufacturer of discrete semiconductors
                                  (October 1997 to March 2000); director of
                                  Siliconix since 2000.

Mark Segall                  38   Senior Vice President, Director of Investment
                                  Banking and General Counsel at Investec Ernst
                                  & Company, the United States subsidiary of
                                  Investec Bank Ltd., an international
                                  specialist bank (since 1999); partner with the law firm of Kramer Levin Naftalis &
                                  Frankel LLP, New York, New York, specializing in international mergers and acquisitions and securities matters (1991-1999); serves on the Board of Directors of Integrated Asset
                                  Management, Greg Manning Auctions, Inc., and
                                  Trident Rowan Group, Inc.; director of
                                  Siliconix since 2000.

Glyndwr Smith                62   Assistant to the CEO and Senior Vice
                                  President, Marketing Intelligence of Vishay
                                  (since 1991); director of Siliconix since
                                  1998.

Timothy V. Talbert           54   Senior Vice President, Chief Credit Office,
                                  Lease Corporation of America (since 2001);
                                  Vice President, Chief Credit Office, Lease
                                  Corporation of America (2000-2001); Senior
                                  Vice President and Director of Asset Based
                                  Lending and Equipment Leasing, Huntington
                                  National Bank (1997-2000); prior to that, served in a variety of positions with Comerica Bank for more than 20 years;
                                  director of Siliconix since 2001.

      The Board of Directors recommends a vote FOR all of the Nominees.

                       Directors' Meetings and Committees

The Board of Directors met twice in person in 2000 and took action by unanimous written consent on four occasions in that year. Each director attended at least 75% of the meetings of the Board of Directors and of the committees, if any, of which he was a member.

Audit Committee

The Audit Committee of the Board of Directors during fiscal year 2000 consisted of Mark Segall, who has been determined to meet the independence requirements and other criteria established by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards, and Lori Lipcaman and Michael Rosenberg, neither of whom meets such criteria. Promptly following the Annual Meeting, the Board of Directors intends to appoint Timothy Talbert and Christine Heiss, both of whom meet the independence requirements and other criteria established by Rule 4200(a)(14) of the NASD's listing standards, to replace Ms. Lipcaman and Mr. Rosenberg on the Audit Committee. The roles and responsibilities of the Audit Committee are set forth in a written Amended and Restated Audit Committee Charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Annex A.

Management is responsible for the Company's internal controls, the financial reporting process and preparation of the consolidated financial statements of the Company. The Company's independent auditors are responsible for, among other things, performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. It is the responsibility of the Audit Committee to monitor and oversee these processes.

Audit Committee Report

In fulfilling its oversight duties, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with management and the independent auditors, Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). This discussion included the independent auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles, as well as such other matters required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with Ernst & Young LLP the firm's independence.

The Audit Committee also considered the compatibility of non-audit services provided to the Company by Ernst & Young LLP with the maintenance of the auditor's independence.

Based upon the above review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the

Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 2001 (See Proposal 2).

Respectfully submitted,
The Audit Committee

Mark Segall
Lori Lipcaman
Michael Rosenberg

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the Report by reference in any such document.

Compensation Committee

The Compensation Committee of the Board of Directors consists of Everett Arndt, Michael Rosenberg and Mark Segall. The members of the Committee consulted informally with one another from time to time and took formal action by written consent on one occasion in 2000. Its principal functions are to make recommendations as to remuneration arrangements, including bonuses, for officers and other employees. See also "Report of Compensation Committee" below.

Nominating Committee

The Board of Directors has no standing Nominating Committee.

                               SECURITY OWNERSHIP

The following table shows the amount of Common Stock of the Company beneficially owned, as of August 6, 2001, by the only person who to the knowledge of the Company is the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Such person has sole investment and voting power with respect to the shares shown.

Name and Address                   Amount
of Beneficial Owner                Beneficially Owned       Percent of Class
-------------------                ------------------       ----------------

Vishay TEMIC Semiconductor         24,030,000               80.4%
Acquisition Holdings Corp.
   63 Lincoln Highway
   Malvern, PA  19355

The following table shows the number and percentage of shares of Common Stock beneficially owned, as of August 6, 2001, by (i) each current director and nominee for director, (ii) each executive officer of the Company, and (iii) all directors, nominees for director, and executive officers as a group. Each person has sole investment and voting power with respect to the shares shown.

Name of Beneficial Owner           Amount Beneficially Owned   Percent of Class
------------------------           -------------------------   ----------------

Everett Arndt                                 0                      0

Nick Bacile                                  45                      *

Lori Lipcaman                                 0                      0

King Owyang                                13,761                    *

Michael Rosenberg                             0                      0

Mark Segall                                   0                      0

Glyndwr Smith                                 0                      0

Timothy V. Talbert                            0                      0

Christine P. Heiss                            0                      0

All directors, nominees and                13,806                    *
  executive officers as a group
  (nine persons)

-------------------
*Less than 1%.

                    COMPENSATION OF OFFICERS AND DIRECTORS

The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers (collectively, the "Named Executive Officers"), information concerning compensation paid for services to the Company in all capacities during the fiscal year ended December 31, 2000, as well as the total compensation paid to each such individual for the Company's previous two fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal year).

                             Summary Compensation Table


                                                            Long Term
                                           Annual Compensation        Compensation
                                           -------------------        ------------
Name and                                                   Other Annual                All Other
Principal Position        Year     Salary      Bonus       Compensation  LTIP Payouts  Compensation(1)
------------------        ----     ------      -----       ------------  ------------  ---------------
King Owyang               2000     $501,850    $174,340        (4)             0           $76,312
  President and CEO (2)   1999     $367,515    $179,465        (4)             0           $47,428
                          1998     $355,386    $221,892    $167,087(5)     $123,300        $11,099

Hamza Yilmaz              2000     $275,816    $142,395    $64,684(7)          0           $76,312
  Executive Vice          1999     $234,000    $119,897    $64,549(8)          0           $47,428
  President (6)           1998     $233,699    $125,166    $64,139(9)      $66,818        $11,099

Nick Bacile               2000     $220,243    $144,927    $38,514(11)         0           $76,312
  Executive Vice
  President (10)

Mike Chang                2000     $224,996    $66,112         (4)             0            $1,008
  Executive Vice          1999     $248,664    $130,654    $84,874(13)         0           $47,428
  President (12)          1998     $226,561    $124,695    $81,151(14)     $71,060        $10,799

Jens Meyerhoff            2000     $246,628    $97,370     $164,481(16)        0           $76,312
  Senior Vice President   1999     $195,687    $128,706        (4)             0           $47,428
  Administration and      1998     $159,621    $79,175     $25,419 (17)     $8,287         $10,702
  Chief Financial Officer
  (15)

--------------------
(1) The Company does not have any stock option or stock purchase plans, although options to purchase Vishay stock were issued to certain executive officers under the Vishay Intertechnology 1998 Stock Option Program. See "Options Granted During Fiscal 2000" below. All Other Compensation includes Company contributions to the individuals' respective Tax Deferred Savings Plan ("TDSP") and Profit Sharing Plan ("PSP") accounts, and payment by the Company of group term life insurance premiums on their behalf. In 2000 these amounts were -- Owyang, Yilmaz, Bacile, and Meyerhoff: TDSP, $5,100; PSP, $70,204; insurance, $1,008;
Chang: TDSP, $0; PSP, $0; insurance, $1,008.

(2) Dr. Owyang became President and Chief Executive Officer in March 1998. Prior to that he served as Executive Vice President.

(3) This amount includes $108,626 of compensation for accrued but unused vacation time.

(4) Other Annual Compensation includes amounts paid for car allowances and for reimbursement of medical expenses. In these cases, the amounts totaled less than the lesser of (i) 10% of each officer's salary plus bonus for the year or (ii) $50,000.

(5) This amount includes $150,000 of forgiven loans for the purchase of a personal residence and other personal expenses.

(6) Dr. Yilmaz became Executive Vice President in September 2000. Prior to that he served as Senior Vice President and head of the Power MOS Business Unit. He left the Company in July 2001.

(7) This amount includes $46,600 of forgiven principal and interest on a loan for personal expenses.

(8) This amount includes $49,101 of forgiven principal and interest on a loan for personal expenses.

(9) This amount includes $40,000 of forgiven principal and interest on a loan for personal expenses.

(10) Mr. Bacile became Executive Vice President in September 2000. Prior to that he served as Senior Vice President of the Standard Products Unit.

(11) This amount includes $12,647 for a car allowance, $10,867 for reimbursement of medical expenses, and $15,000 for employee referral bonuses.

(12) Dr. Chang became Executive Vice President in October 1998. Prior to that he served as Senior Director, Worldwide Fab Operations. He left the Company in September 2000.

(13) This amount includes $65,754 of forgiven principal and interest on a loan for the purchase of a personal residence.

(14) This amount includes $50,000 of a forgiven loan for the purchase of a personal residence.

(15) Mr. Meyerhoff became Senior Vice President Administration and Chief Financial Officer in September 1998. Prior to that he served as Senior Director and Corporate Controller. He left the Company in June 2000.

(16) This amount includes a severance payment of $156,730.

(17) This amount includes $15,000 of a forgiven loan.

Options Granted During Fiscal 2000

The following table summarizes the grants of options to purchase Vishay's Common Stock made by Vishay under the Vishay Intertechnology 1998 Stock Option Program to the Named Executive Officers in the fiscal year ended December 31, 2000.


                                         Percent of Total
                                            Options                                          Potential Realizable Value
                                          Granted to                                            after Ten Years Assuming
                         Number of         Siliconix                                         Annual Appreciation of Vishay
                          Options        Employees in        Exercise       Expiration             Stock Price of
      Name                Granted         Fiscal Year         Price           Date              5%                10%
--------------           ---------       ----------------    --------       ----------      ----------       -------------
King Owyang               12,000             5.0%              $25.13        10/12/10         $189,649         $480,609
                          50,000            21.0%              $30.00        08/04/10         $943,342       $2,390,614
Hamza Yilmaz              26,000            10.9%              $25.13        10/12/10         $410,907       $1,041,319
Nick Bacile               26,000            10.9%              $25.13        10/12/10         $410,907       $1,041,319
Mike Chang                     0           -                     -               -                -               -
Jens Meyerhoff                 0           -                     -               -                -               -

Option Exercises in Fiscal 2000 and Fiscal 2000 Year-End Values

The following table shows, as to the Named Executive Officers, information concerning value realized from the exercise of options to purchase Vishay's Common Stock during the fiscal year ended December 31, 2000 and the number and value of the stock options held by those persons at December 31, 2000.


                                                                                               Value of            Value of
                                                           Number of      Number of           Unexercised         Unexercised
                                                          Unexercised    Unexercised          Exercisable In-    Unexercisable
                         Shares Acquired      Value        Exercisable   Unexercisable         the-Money        In-the-Money
       Name                on Exercise       Realized       Options        Options              Options             Options
-----------------        ---------------    ---------     ------------   -------------        --------------    ---------------
King Owyang                     0             -                10,500         92,000            $71,475             $142,950
Hamza Yilmaz                1,875            $34,813            3,375         41,000            $17,869              $71,745
Nick Bacile                     0             -                 1,500         33,500             None                None
Mike Chang                  1,875            $42,234                0              0               -                   -
Jens Meyerhoff              5,250           $130,977                0              0               -                   -


Termination of Employment Arrangements

In June 2000, Jens Meyerhoff resigned as Senior Vice President Administration and Chief Financial Officer of the Company. Under his departure agreement with the Company, Mr. Meyerhoff remained on the Company's payroll until the end of 2000 and received a severance payment of $156,730 in 2001.

Directors' Compensation

During 2000, with the exception of Mark Segall, all members of the Board of Directors were employees of either the Company or Vishay. Accordingly, no directors' fees were paid to directors other than to Mr. Segall. Mr. Segall received $2,500 plus out-of-pocket expenses for each regular Board meeting and Audit Committee meeting he attended.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Messrs. Everett Arndt, Michael Rosenberg, and Mark Segall, all of whom are non-employee directors.

                        REPORT OF COMPENSATION COMMITTEE

The responsibilities of the Compensation Committee are to:

     o    Establish salary levels for all executives of the Company

     o    Administer the Company's Key Professional Incentive Bonus Plan

     o    Administer the Company's Qualified Retirement Plan

     o    Establish general wage increase targets for each fiscal year

     o    Recommend and/or approve all special bonuses or awards

The members of the Committee consulted informally with one another from time to time and took formal action by written consent on one occasion in 2000.

Executive Compensation Generally

Executive compensation in 2000 was established and implemented by the Compensation Committee. In 2000, executives of the Company were compensated by base salary and annual cash incentives (under the Key Professional Incentive Bonus Plan and otherwise), as well as other benefits generally offered to executives by large corporations, such as car allowances and reimbursement of certain expenses. The amount paid to any participant in the Key Professional Incentive Bonus Plan was a measure of two annual performance components, (i) achievement of corporate objectives, which consisted of several components and varied by department for all participants in the Plan, and (ii) achievement of personal goals, which were unique for each individual participant. If a target objective was not met, its influence on the awards to be made was eliminated and the bonus pool was correspondingly reduced.

The Compensation Committee evaluated both Company and individual executive performance against the Company's plan for the year and surveyed like industry practices at each facility location. Performance against plan was the easiest measure to use since the Company prepares a three-year plan each year. The general Company performance, as well as individual performance, was used to establish relative contribution for each executive.

The more difficult task in determining executive compensation was determining levels relative to like industry practices within the community. The Company contracted with a local compensation consulting firm in order to determine low, average and high compensation levels for each executive position. These relative numbers included such factors as company location, company size, individual responsibilities and other executive benefits. The consulting firm's report included salaries, bonuses and total compensation. This report was then used by the Compensation Committee to determine appropriate salary changes and bonuses for the current year. The report was used also to inform the full Board of Directors of relative compensation levels.

Cash compensation has historically been the primary tool that the Company has used to attract and hold outstanding executives. In October 2000, certain executive officers were granted options to purchase Vishay stock under the Vishay Intertechnology 1998 Stock Option Program. See "Options Granted During Fiscal 2000" above. Since the Northern California community, in which most of the Company's senior personnel are located, is very accustomed to generous stock option plans, the Board of Directors as well as the Compensation Committee determined that the Company maintain salaries and bonuses at the upper end of community levels to permit Siliconix to retain its capable staff. The Company's policy has historically been to pay its senior executives at no less than the 75th percentile of compensation of comparable executives in the Silicon Valley. The Company also on occasion has provided its executives with other benefits such as (i) loans that may be forgiven in increments over a specified number of years, provided that the executive remains employed by the Company during that period and (ii) compensation for income taxes attributable to certain employee benefits. See "Certain Relationships and Related Transactions."

2000 Compensation of the President and CEO

Dr. Owyang's base salary for 2000 was determined by the Compensation Committee largely in accordance with the principles described above. Therefore, the Committee felt it was appropriate to compensate Dr. Owyang at the upper end of base salary levels for Presidents and CEOs generally, based upon the report of the Company's compensation consultants.

Dr. Owyang's bonus under the Key Professional Incentive Bonus Plan reflected achievement of 97.6% of his personal goals and 119.7% of the corporate objectives for 2000. The bonus under the Plan was determined in accordance with the formula mandated thereby.

Submitted by the
Compensation Committee:

Everett Arndt
Michael Rosenberg
Mark Segall

                          STOCK PRICE PERFORMANCE GRAPH

The following graph shows a five-year comparison of cumulative total stockholder returns, assuming reinvestment of dividends, for the Company, the S&P 500(R) Index, and the Philadelphia Semiconductor Index ("SOX"). The total stockholder return assumes $100 invested on December 31, 1995 in Siliconix Common Stock, the S&P 500 Index, and the SOX. Historic stock price performance is not necessarily indicative of future stock price performance, and any comparison or statement made in this analysis should not be considered a recommendation or comment relative to the purchase or sale of the Company's stock.


                               [GRAPHIC OMITTED]


                        1995      1996      1997      1998      1999     2000
----------------        ----      ----      ----      ----      ----     ----

Siliconix                $100      $ 64      $116      $ 56      $355     $182
S&P 500(R)Index          $100      $123      $164      $211      $255     $232
SOX*                     $100      $120      $131      $175      $351     $287

----------------------------
*Does not include dividends.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective May 1998, the Company signed a Revolving Intercompany Promissory Note payable to Vishay establishing a $35,000,000 revolving credit facility. Under the Note, the Company may borrow up to $35,000,000 from time to time from Vishay for general corporate purposes. Amounts borrowed bore interest at a floating rate equal to Vishay's cost of funds. The maximum amount outstanding under this Note was $14,300,000, which amount was paid in full in 1999. There is currently no amount outstanding under the Note.

Effective December 1999, Vishay signed a Revolving Intercompany Promissory Note payable to the Company establishing a $75,000,000 revolving credit facility. Under the Note, Vishay may borrow up to $75,000,000 from time to time from the Company for general corporate purposes. Amounts borrowed bear interest at a floating rate equal to Vishay's cost of funds, which is a higher rate than the Company can obtain from traditional short-term investments. The maximum amount outstanding under this Note was $37,000,000, which amount was paid in full in 2000. There is currently no amount outstanding under the Note.

Dr. Mike Chang, former Executive Vice President, is indebted to the Company in the amount of $200,000, which was loaned to Dr. Chang to assist him in the purchase of a home. The loan bears interest at the rate of 5.5% per annum and is due on December 1, 2003. Interest payments are due annually. The maximum amount of this indebtedness since January 1, 2000 was $200,000. Dr. Chang left the Company in September 2000.

During fiscal 2000, Dr. Hamza Yilmaz, former Executive Vice President, was indebted to the Company in the amount of $80,000, which had been loaned to Dr. Yilmaz for personal expenses. The loan was forgiven in its entirety in 2001. The maximum amount of this indebtedness since January 1, 2000 was $120,000, of which $40,000 was forgiven in 2000. Interest on this loan was also forgiven in 2000. Dr. Yilmaz left the Company in July 2001.

In April 2000, the Company received a letter from an attorney on behalf of a stockholder alleging that Dr. King Owyang, President and CEO of the Company, had improperly profited from purchases of the Company's stock he made in November and December 1999, prior to the announcement in December 1999 of the Company's three-for-one stock split that became effective in February 2000. The letter further demanded that the Company recover these profits from Dr. Owyang. Dr. Owyang denied that his purchases were in any way improper, but in the interest of ending any controversy, he agreed to reach a settlement of these claims with the Company, with no admission of any liability. Dr. Owyang agreed to pay to the Company approximately $48,000 in each of December 2000 and February 2001, and these amounts have been paid in full.

In May 2001, Vishay commenced an offer to exchange 1.5 shares of its common stock for each share of common stock of the Company that it did not already own, or 5,849,040 shares. The offer was conditioned on there being validly tendered and not withdrawn a majority of such shares (2,924,521 shares). The offer remained open for approximately six weeks but expired with only 2,347,200 shares having been tendered. Accordingly, Vishay did not purchase any Siliconix shares pursuant to the offer.

                  PROPOSAL 2-- RATIFICATION OF SELECTION OF
                          INDEPENDENT PUBLIC ACCOUNTANT

The Board of Directors proposes the ratification by the stockholders at the Annual Meeting of the accounting firm of Ernst & Young LLP ("Ernst & Young") as independent public accountant for the year ending December 31, 2001. Ernst & Young also served as the Company's independent public accountant for the years ended December 31, 2000 and 1999. One or more representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young LLP

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young for fiscal year 2000.

Audit Fees (1)......................................................... $335,000
Financial Information Systems Design and Implementation Fees........... $      0
All Other Fees (2)..................................................... $517,200
Total ................................................................. $852,200

-----------------------
(1) Audit services of Ernst & Young for 2000 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements.

(2) "All Other Fees" includes $116,800 for audit-related services, including, among other items, statutory audits, pension and 401(k) plan audits, business acquisitions, and services related to filings made with the Securities and Exchange Commission, and $400,400 for other services, including, among other items, tax services and assisting management in implementing a balanced scorecard.

In its review of non-audit services fees, the Audit Committee discussed with Ernst & Young its independence and considered, among other things, the possible effect of such services on the auditor's independence.

Stockholder ratification of the selection of Ernst & Young as the Company's independent public accountant is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will consider whether to retain that firm. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR Proposal 2.

                              STOCKHOLDER PROPOSALS

Stockholder proposals must be received by the Company at its principal offices not later than December 17, 2001 in order for them to be considered for inclusion in the Company's Proxy Statement with respect to the 2002 Annual Meeting. No such proposals were received with respect to the 2001 Annual Meeting.

                        COMPLIANCE WITH SECTION 16 OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Directors and executive officers are required to comply with section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), which requires generally that such persons file reports on (i) Form 3 with the Securities and Exchange Commission ("SEC") within ten days of their appointment or election to such office, to disclose their initial ownership of the Company's Common Stock and
(ii) Form 4 with the SEC on or before the tenth day of the month following any month in which they engage in any transaction(s) in the Company's Common Stock, to report the particulars of such transaction(s). All directors and executive officers timely filed all required reports under section 16 of the Exchange Act with respect to events and transactions that occurred in the fiscal year ended December 31, 2000.

                            ANNUAL REPORT (FORM 10-K)

Upon receipt of a written request from any stockholder, the Company will provide such stockholder, without charge, a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000, including the financial statements and the schedule thereto. Stockholders desiring a copy of Form 10-K should send their written request to the Secretary, Siliconix incorporated, 2201 Laurelwood Road, Santa Clara, California 95054.

                                  MISCELLANEOUS

The only business which the Board of Directors intends to present to the meeting is the election of a Board of Directors for the ensuing year and the ratification of the Company's accountant for the current year. The Board of Directors is not aware at the time of solicitation of the enclosed proxy of any other matter which may be presented for action at the meeting. In the event that any other matter should come before the meeting for action, management will vote the enclosed proxy in such manner as the named proxies determine in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

DAVID M. ACHTERKIRCHEN
Secretary

August 13, 2001

                                     ANNEX A


                             SILICONIX INCORPORATED

                 Amended and Restated Audit Committee Charter

          (as approved by the Board of Directors on August 6, 2001)


      This Audit Committee Charter ("Charter") has been adopted by the Board of Directors (the "Board") of Siliconix incorporated (the "Company"). The Audit Committee of the Board (the "Committee") shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Role and Independence; Organization

      The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and the independence and performance of the Company's internal and external auditors. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the National Association of Securities Dealers.

      The Committee shall maintain free and open communication (including private executive sessions at least annually) with the independent auditors, the internal auditors, and Company management. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities, personnel, and outside professionals. The Committee may retain special legal, accounting, or other consultants as advisors. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board), and (iii) representations made by management as to all audit and non-audit services provided by the auditors to the Company.

      The Board, with the assistance of the Committee, has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for stockholder approval in the proxy statement). The outside auditors of the Company are ultimately accountable to the Board (as assisted by the Committee) as representatives of the stockholders.

      One member of the Committee may be appointed as chair, who shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, making regular reports to the Board, and maintaining regular liaison with the CEO, CFO, the lead independent audit partner, and the director of internal audit.

Responsibilities

      The Committee's job is one of oversight. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the annual financial statements, reviewing the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

      The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company's accounting, financial, and auditing practices than do Committee members; accordingly the Committee's oversight role does not provide any expert or special assurance as to the Company's financial statements or any certification as to the work of the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations.

      Although the Board and the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

     o Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the annual financial statements of the Company and review the quarterly financial statements of the Company.

     o    Evaluating,   together  with  the  Board,   the   performance  of  the
          independent   auditors  and,  where   appropriate,   recommending  the
          replacement of such auditors.

     o Annually obtaining from the independent auditors a formal written statement describing all relationships between the auditors and the Company, addressing the matters set forth in Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any
          disclosed   relationships   that  may  impact  the   objectivity   and
          independence of the auditors, and shall consider whether the independent auditors' provision of information technology consulting and other non-audit services to the Company, if any, is compatible with the auditors' independence. The Committee shall recommend that the Board take appropriate actions to satisfy itself as to the auditors' independence.

o Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61, as modified or supplemented, and consideration of the quality of the Company's accounting principles as applied in its financial reporting. Such discussions may include a review of particularly sensitive accounting estimates, reserves and accruals, review of judgmental areas, review of audit adjustments, review of risk exposures that may have a material impact on the Company's financial statements and the steps management has taken to monitor and control such exposures, and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on its review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

o Preparing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission, and submitting such report to the Board for approval.

o Overseeing the relationship with the independent auditors, including discussing with the auditors the planning and staffing of the audit and the nature and rigor of the audit process, receiving and reviewing audit reports, reviewing with the auditors any problems or difficulties the auditors may have encountered in carrying out their responsibilities and any management letters provided by the auditors and the Company's response to such letters, and providing the auditors full access to the Committee and the Board to report on all appropriate matters.

o Providing oversight of the Company's auditing, accounting and financial reporting principles, policies, controls, procedures and practices, and reviewing significant changes to the foregoing as suggested by the independent auditors, internal auditors or management.

o Annually obtaining from the independent auditors a formal written statement of the fees billed for audit services, information technology consulting services, and other non-audit services rendered by the independent auditors for the most recent fiscal year. The Committee shall review and approve the fees to be paid to the independent auditors.

o Reviewing with management and the independent auditors the interim financial information prior to the Company's filing of each Form 10-Q; this review shall be done by the Committee as a whole or through the Committee chair.

o Discussing with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal audit controls and procedures and the internal audit function's organization, responsibilities, plans, results, budget and staffing, as well as providing oversight to internal audit activities, including review of significant reports prepared by the internal auditors, and management's response.

o Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

o Reporting its activities to the full Board and making such recommendations with respect to the above and any other matters as the Committee may deem necessary or appropriate.

                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 12, 2001


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints and constitutes Everett Arndt and King Owyang, or either of them, as proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of the Common Stock of Siliconix incorporated held by the undersigned at the Annual Meeting of Stockholders to be held on Wednesday, September 12, 2001, at 2:00 p.m., or at any adjournment or adjournments thereof, for the following purposes, described in the Proxy Statement dated August 13, 2001, accompanying the notice of said meeting:

                PLEASEMARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

Please mark your votes as indicated in this example  [X]

1.    ELECTION OF DIRECTORS.

    FOR all nominees       WITHHOLD AUTHORITY to      FOR all nominees except:
                           vote for all nominees
                                                        --------------------


           [ ]                      [ ]                      [ ]
E. Arndt, C. Heiss, L. Lipcaman, K. Owyang, M. Rosenberg, M. Segall, G. Smith,
T. Talbert


2.    RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP.

           FOR                    AGAINST                  ABSTAIN


           [ ]                      [ ]                      [ ]
3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed hereby by the undersigned stockholder. If no direction is made, the proxy will be voted FOR Proposals 1 and 2. Receipt is hereby acknowledged of the Notice of Annual Meeting of Stockholders and Proxy Statement dated August 13, 2001 and the Annual Report for the year 2000.

I plan to attend the meeting  [   ]

I do not plan to attend the meeting       [   ]

Signature(s)                                  Dated                      ,2001
             ---------------------------            ---------------------

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.